UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)            On March 11, 2025, Community Financial System, Inc. (the “Company”) and its wholly owned banking subsidiary, Community Bank, N.A. (the “Bank”), announced the appointment of Marya Burgio Wlos as Executive Vice President and Chief Financial Officer of the Company and the Bank, effective as of March 31, 2025. Joseph E. Sutaris, who previously notified the Company and the Bank of his intent to retire as Executive Vice President and Chief Financial Officer, will remain with the Company and the Bank through July 1, 2025 and will work closely with Ms. Wlos during the transition period.

Ms. Wlos, age 47, has served as Managing Director and COO Investment Bank at M&T Bank since January 2021. Ms. Wlos served as Head of Management Accounting, Finance at M&T Bank from September 2018 through January 2021 and as Head of Trading Relationship Management, UBS Asset Management at UBS AG from November 2013 through August 2018. Prior to that time, Ms. Wlos served in various finance roles at Citadel LLC from April 2008 through September 2012 and at Bank of America, N.A. from January 2007 to April 2008.

In connection with her appointment, Ms. Wlos will receive an annual base salary of $500,000 and will have the opportunity to receive (i) annual incentive compensation, based on a target percentage of her annual base salary, under the terms of the Company’s 2025 Management Incentive Plan, subject to the satisfaction of the predetermined performance criteria established by the Company’s Board of Directors, and (ii) an equity incentive award in fiscal 2026 under the Company’s Long-Term Incentive Plan, based upon a percentage of her annual base salary, subject to approval by the Company’s Board of Directors. In connection with her appointment, Ms. Wlos will also receive an initial restricted stock award, which will vest over a three-year period beginning with the first anniversary of the grant, with an estimated grant date fair value of $121,100.

In addition, Ms. Wlos will participate in the Company’s Executive Severance Plan at the same level of benefits as the other executive vice presidents and will be entitled to certain severance payments in the event of her death or disability, her termination by the Company for reasons other than “cause” (as defined in the Executive Severance Plan), or her termination of employment for “good reason” (as defined in the Executive Severance Plan). The Executive Severance Plan also entitles Ms. Wlos to a severance benefit if she is terminated without cause by the Company or she terminates her employment with good reason within two years following a change in control. The foregoing description is a summary of the Executive Severance Plan and is qualified in its entirety by reference to the full text of the Executive Severance Plan filed as Exhibit 10.2 to the Current Report on Form 8-K, filed on July 19, 2024.

There is no arrangement or understanding between Ms. Wlos and any other persons pursuant to which Ms. Wlos was selected Executive Vice President and Chief Financial Officer. Furthermore, except as disclosed herein, Ms. Wlos does not have any related party transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. Wlos as Executive Vice President and Chief Financial Officer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release, dated March 11, 2025, issued by Community Financial System, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Financial System, Inc.

By:	/s/ Michael N. Abdo
Name:	Michael N. Abdo
Title:	Executive Vice President and General Counsel

Dated: March 11, 2025